SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 21, 2014
Date of report (Date of earliest event reported)

BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 21, 2014, the Board of Directors (the “Board”) of BioLife Solutions, Inc. (the “Company”), upon the recommendation of the Board’s Compensation Committee, approved an amendment to the employment agreement of Dr. Aby J. Mathew, the Company’s Chief Technology Officer and Senior Vice President.  Pursuant to the terms of the amendment, Dr. Mathew’s base salary was increased to $260,000, and the percentage of his eligible annual achievement bonus was increased to up to thirty percent (30%) of his annual base salary.  The amended agreement will be filed with the SEC when available.

In addition, Dr. Mathew was granted a one-time discretionary bonus of $50,000 and 10,000 options to purchase common shares of the Company at an exercise price of $3.70 per option pursuant to the Company’s 2013 Stock Incentive Plan.  2,500 of the options vest on April 21, 2015; thereafter, 208 options vest on the 21st of each month for the next 35 months, with 220 options vesting on April 21, 2018.  The options will expire on April 21, 2024.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC.

Date: April 23, 2014	By:	/s/Daphne Taylor
Daphne Taylor
Chief Financial Officer